UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2009
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 4, 2009, BioMed Realty Trust, Inc. and BioMed Realty, L.P. entered into separate Equity Distribution Agreements (collectively, the “Agreements”) with each of Raymond James & Associates, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, each as sales agents and/or principals (collectively, the “Managers”). Under the terms of the Agreements, the Company may issue and sell from time to time through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $120 million (the “Shares”).
     Sales of the Shares, if any, under the Agreements will be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Managers are not required to sell any specific number or dollar amount of the Shares, but each Manager will make all sales on a best efforts basis using its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Managers and the Company. The Company has no obligation to sell any Shares under the Agreements, and may at any time suspend solicitation and offers under the Agreements or terminate the Agreements. The compensation payable to the Managers for sales of Shares pursuant to the Agreements will be equal to 2% of the gross sales price per common shares for any Shares sold under the Agreements.
     The Company intends to use the net proceeds from the sales of the Shares to repay a portion of the outstanding indebtedness under its $600.0 million unsecured line of credit and for other general corporate and working capital purposes.
     The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-161751) (the “Universal Shelf”), which became effective upon filing with the Securities and Exchange Commission on September 4, 2009, and a prospectus supplement. The Company filed the Universal Shelf to replace the Company’s previous automatic shelf registration on Form S-3, which was originally filed on September 15, 2006 and set to expire on September 14, 2009.
     In addition, on September 4, 2009, the Company filed with the Securities and Exchange Commission an automatic shelf registration statement on Form S-3 registering the sale of the shares of Common Stock issuable under its Dividend Reinvestment and Stock Purchase Plan (the “DRIP Shelf”) and an automatic shelf registration statement on Form S-3 registering the resale of shares of Common Stock that may be issued from time to time upon exchange or redemption of BioMed Realty, L.P.’s 4.50% Exchangeable Senior Notes due 2026 (the “Exchangeable Notes Shelf”). The DRIP Shelf and the Exchangeable Notes Shelf were filed to replace the Company’s automatic shelf registration statements previously filed with the Securities and Exchange Commission on June 11, 2007 and January 5, 2007, respectively, and which were set to expire next year.
     On September 4, 2009, the Company also filed with the Securities and Exchange Commission a registration statement on Form S-8 (the “Form S-8”) to register an additional 2,840,000 shares of common stock (the “Additional Plan Shares”) under the Company’s and BioMed Realty, L.P.’s 2004 Incentive Award Plan, as amended and restated (the “Amended Plan”). The Amended Plan, including the Additional Plan Shares, was approved by the Company’s stockholders at its annual meeting on May 27, 2009.
     The foregoing descriptions of the material terms of the Agreements, the Universal Shelf, the DRIP Shelf, the Exchangeable Notes Shelf and the Form S-8, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the exhibits filed with this Current Report on Form 8-K or the actual registration statements filed with the Securities and Exchange Commission, as applicable.
Item 9.01 Financial Statements and Exhibits.
(d)  The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
1.1	Equity Distribution Agreement, dated as of September 4, 2009, among the Company, BioMed Realty, L.P. and Raymond James & Associates, Inc.
1.2	Equity Distribution Agreement, dated as of September 4, 2009, among the Company, BioMed Realty, L.P. and UBS Securities LLC.
1.3	Equity Distribution Agreement, dated as of September 4, 2009, among the Company, BioMed Realty, L.P. and Wells Fargo Securities, LLC.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2009	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
		Name:	Kent Griffin
Title: President, Chief Operating Officer and
Chief Financial Officer